As filed with the Securities and Exchange Commission on February 4, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

PLUMTREE SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	500 Sansome Street San Francisco, CA 94111	52-2303761
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices)	(I.R.S. Employer Identification Number)

2002 Stock Plan

2002 Employee Stock Purchase Plan

2002 Director Option Plan

(Full title of the plan)

John H. Kunze

President and Chief Executive Officer

PLUMTREE SOFTWARE, INC.

500 Sansome Street

San Francisco, CA 94111

(Name and address of agent for service)

(415) 263-8900

(Telephone number, including area code, of agent for service)

Copies to:

Kurt J. Berney, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value, available for issuance under the 2002 Stock Plan	1,619,853	$4.845	(1)	$7,848,187.70	$923.74
Common Stock, $0.001 par value, available for issuance under the 2002 Employee Stock Purchase Plan	647,941	$4.845	(1)	$3,139,274.10	$369.49
Common Stock, $0.001 par value available for issuance under the 2002 Director Option Plan	209,000	$4.845	(1)	$1,012,605.00	$119.18
TOTAL	2,476,794			$12,000,066.80	$1,412.42

(1)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee, based on the average of the high and low price per share of the common stock as reported on the Nasdaq National Market on January 31, 2005.

PLUMTREE SOFTWARE, INC.

REGISTRATION STATEMENT ON FORM S-8

Statement Under General Instruction E – Registration of Additional Securities

The Registrant filed Amendment No. 4 to the Registration Statement on Form S-1 with the Securities and Exchange Commission on or about January 18, 2002 (SEC File No. 333-45950) (“Amendment No. 4”). The Registrant’s 2002 Stock Plan, 2002 Employee Stock Purchase Plan and 2002 Director Option Plan were each filed as an exhibit to Amendment No. 4. The Registrant previously filed a Registration Statement on Form S-8 with the Securities and Exchange Commission on June 4, 2002 (SEC File No. 333-89766) (“Original Filing”) in connection with the Registrant’s 2002 Stock Plan, 2002 Employee Stock Purchase Plan and 2002 Director Option Plan. This Registration Statement registers additional shares of the Registrant’s Common Shares to be issued pursuant to the 2002 Stock Plan, 2002 Employee Stock Purchase Plan and 2002 Director Option Plan. The contents of Amendment No. 4, the Original Filing, including periodic reports that the Registrant filed, or that it will file, after Amendment No. 4 and the Original Filing to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number

4.1*	2002 Stock Plan

4.2*	2002 Employee Stock Purchase Plan

4.3*	2002 Director Option Plan

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

23.1	Consent of Independent Auditors

23.2	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in Exhibit 5.1)

25.1	Power of Attorney (included on the signature page to this Registration Statement)

*	Documents incorporated by reference to the Registrant’s Registration Statement on Form S-1, as amended (No. 333-45950).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 3rd day of February, 2005.

PLUMTREE SOFTWARE, INC.

By:	/s/ John H. Kunze
John H. Kunze

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John H. Kunze, Eric Borrmann and Adriana Chiocchi, and each of them acting individually, as his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ John H. Kunze	President, Chief Executive Officer and Director (Principal Executive Officer)	January 31, 2005
John H. Kunze

/s/Eric Borrmann	Chief Financial Officer (Principal Financial and Accounting Officer)	January 31, 2005
Eric Borrmann

/s/ John Dillon	Director	January 31, 2005
John Dillon

/s/ Rupen Dolasia	Director	January 31, 2005
Rupen Dolasia

/s/ James Richardson	Director	January 31, 2005
James Richardson

/s/ Bernard Whitney	Director	January 31, 2005
Bernard Whitney

/s/ David Pratt	Director	January 31, 2005
David Pratt

INDEX TO EXHIBITS

Exhibit Number	Description

4.1*	2002 Stock Plan

4.2*	2002 Employee Stock Purchase Plan

4.3*	2002 Director Option Plan

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

23.1	Consent of Independent Auditors

23.2	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in Exhibit 5.1)

25.1	Power of Attorney (included on the signature page to this Registration Statement)

*	Documents incorporated by reference to the Registrant’s Registration Statement on Form S-1, as amended (No. 333-45950).